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                                                                  Exhibit 10.205


                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is entered into as of the 15th day of August 2002, by and between Meadow Valley Contractors, Inc., a Nevada corporation (the "Employer" or "Company"), and Sam Grasmick (the "Employee"). Meadow Valley Contractors, Inc. is a wholly owned subsidiary of Meadow Valley Corporation ("Parent").

      The Employer hereby employs the Employee on a full-time basis, and the Employee hereby accepts such full-time employment on the terms and conditions hereinafter set forth.

      1. EMPLOYMENT. Employee is employed as an Area Manager for the Employer. Employee shall perform all duties as outlined herein and as may be assigned by the Employer and shall devote full time, attention and loyalty to the affairs of the Employer. The duties of the Employee shall specifically be:

            A) Complete responsibility for the operational and financial aspects of the Employee's assigned Area, including profit and loss responsibility.

            B) To select, hire and maintain qualified management personnel and to administer and review annually the performance of each person within his direct supervision and adjust compensation in accordance with Company guidelines and subject to the prior approval of the Parent's Chief Operating Officer.

            C) To oversee the selection, preparation and submission of construction contract estimates and materials sales quotes and proposals and to determine margins in order to maximize Company profitability.

            D) To oversee the preparation of annual or periodic revisions of project and materials plant budgets for submission to the Parent's Chief Operating Officer for approval, to insure that cost controls are in place and utilized to accurately track production and delivery costs, to monitor customer and project schedules to insure timely and accurate delivery of products and to provide decision-making and problem-solving assistance in all aspects of the Area. To oversee the negotiation, preparation and execution of all subcontracts, purchase agreements, credit policies and other agreements within the Area and as may be required by the Parent's Chief Administrative Officer.

            E) To maintain and promote relationships with customers and owners with whom the Company contracts.

            F) To insure that periodic reporting such as monthly production reports, project Fcosts and ECAC's and other cost and revenue reports as required by management are prepared and submitted correctly and on a timely basis.

            G) Prepares annual operating budgets and capital expenditure budgets and periodic forecasts as required.

            H) Resolve complaints and/or claims relating to the Area, or to provide assistance in preparing for and presenting the Company's position in claims hearings.

            I) To provide input and counsel to strategic and business plans for the entire Company.
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            J) To assist in any other projects or duties as may be assigned by the Chief Operating Officer.

            K) To see that all Company policies are enforced and adhered to.

      2. TERM. Subject to the provisions of termination provided in paragraph 11, the initial term of this Agreement shall commence on August 15, 2002 and terminate on August 15, 2005. This Agreement may be extended by the mutual written agreement of the Employee and the Employer.

      3. COMPENSATION. Employee shall receive a base salary of Ninety-four thousand dollars ($94,000.00) per year, payable in accordance with the regular payroll practices of Employer, and subject to applicable deductions of withholding taxes and other customary employment taxes. The Chief Operating Officer shall review Employee's salary at a minimum annually and may adjust Employee's salary upward to recognize improvement, achievement or expansion of Employee's responsibilities subject to approval of the Board Compensation Committee.

      Employee shall participate in cash incentive plans as currently existing or as amended or adopted in the future by the Compensation Committee of Parent's Board of Directors. Cash bonus plans are subject to annual review and/or change as recommended by the Compensation Committee and approved by the Board of Directors of the Parent.

      4. OPTIONS TO ACQUIRE COMMON STOCK. Employee is eligible to participate in the Meadow Valley Corporation 1994 Stock Option Plan. Future grants of stock options shall be subject to the discretion of Meadow Valley Corporation's board of directors.

      5. EMPLOYEE BENEFITS. Employer shall provide to Employee, and, at the election of the Employee, to the Employee's dependents, a comprehensive major medical, health, and dental insurance program comparable to the programs normally provided by other employers in the same industry and marketplace, and the Employer shall pay the cost of the Employee's portion of the premium. Insurance coverage may be subject to pre-existing condition limitations. Should, at any time, the Employee opt to maintain a personal major medical and health insurance policy for himself and for his dependents and not participate in the Employer's group plan, then Employer shall reimburse Employee the lesser of the amount Employee pays for said personal policy, as evidenced by adequate documentation, or what Employer would otherwise be paying were Employee participating in the Employer's group plan. Should the Employee opt to maintain his own coverage, neither he nor his dependents shall be precluded from later participating in the Employer's group plan so long as they otherwise qualify for enrollment.

      At Employer's cost and subject to verification of insurability, Employer will maintain a life insurance policy covering Employee, with at least $250,000 of death benefits being payable, in a manner that is free of income tax, to Employee's estate or other beneficiaries designated by Employee.


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      Employer agrees to provide Employee with an automobile for business-related use. In addition to the cost of the vehicle itself, Employer shall pay, directly or by reimbursement to Employee, for all maintenance, fuel, repairs, insurance, operating and other costs incidental thereto.

      Employer shall pay for, or reimburse Employee for, dues for his membership in industry related associations perceived as beneficial to Employer and as approved by the Chief Executive Officer or the Chief Operating Officer.

      So long as it is within the guidelines of the respective plan, Employee shall be given the opportunity to participate in Employer's 401(k).

      6. MOVING EXPENSES AND SUBSISTENCE. In the event the Employee is required to relocate during the term of this Agreement, Employer shall pay for all moving costs of reasonable and normal household effects, including up to six months storage of such household effects, while Employee and his/her spouse obtain a permanent residence. Employee shall obtain two moving and storage quotes from reputable movers and Employer shall pay the most competitive rate.

      Employer shall provide Employee a subsistence allowance of One Thousand Dollars ($1,000.00) per month for the lesser of three months from the date of the new geographical assignment or until such time as the relocation of the Employee and his/her spouse is complete.

      7. HOLIDAYS AND VACATION.

           A) Employee shall be paid for the following seven (7) holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving, and Christmas Day and all other holidays for Employees of the Company as approved by the Chief Executive Officer or Board of Directors.

            B) Employee is entitled to three weeks vacation during the first year of employment and for each year thereafter. Unused vacation in any given year shall accrue to following years up to a maximum of eight weeks in any one year. All other conditions with respect to vacations shall be consistent with the Company's vacation and holiday policy.

      8. RESPONSIBILITIES OF EMPLOYEE. The Employee shall devote such reasonable time as is necessary or is deemed reasonably necessary by the Employer to carry out all required duties and will devote full time to the Employer during normal business hours. The Employee shall at all times faithfully, with diligence and to the Employee's best good faith ability, experience and talents, perform all the duties that may be required pursuant to the express terms hereof to the reasonable satisfaction of the Employer, in accordance with customary professional standards.

      9. WORKING FACILITIES. The Employee shall be furnished with all facilities and services suitable to Employee's position and adequate for the performance of Employee's duties.


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      10. EXPENSES. The Employee is authorized to incur reasonable expenses for promoting business of the Employer, including expenses for entertainment, travel and similar items. The Employer shall reimburse the Employee for all such expenses on the presentation by the Employee of itemized and adequately documented accounts of such expenditures.

      11. TERMINATION. This Employment Agreement may be terminated under the following circumstances:

            A) WITHOUT CAUSE. Employer may terminate this Agreement at any time upon thirty (30) days written notice to Employee, but Employer shall be obligated to pay to Employee compensation in the amount of one year's salary within 30 days of termination, unless Employee agrees to other payment terms.

            B) VOLUNTARY TERMINATION BY EMPLOYEE WITHOUT CAUSE. Employee may terminate this Agreement at any time upon thirty (30) days written notice to Employer and Employer shall be obligated, in that event, to pay Employee compensation up to the date of the termination only. All accrued but unpaid compensation shall be paid in cash within 30 days of termination, unless Employee agrees to other payment terms.

            C) TERMINATION BY EMPLOYER FOR REASONABLE CAUSE. The Employer may terminate this Agreement for reasonable cause upon thirty (30) days written notice to the Employee and Employer shall be obligated, in that event, to pay Employee compensation up to the date of termination only. For purposes hereof, "cause" shall be defined as meaning (i) such conduct by the Employee which constitutes material breach of this Agreement which is not cured within ninety (90) days of written notice to the Employee of said alleged breach or (ii) a material failure to competently perform Employee's duties as stated in paragraph 1 in accordance with applicable professional standards as stated in paragraphs 1 and 8 hereof provided that Employer has previously given Employee written notice and a reasonable opportunity to remedy such failure and such failure has a materially adverse effect on the business or financial condition of Employer or (iii) material breach of Employee's fiduciary duty and such breach has a material adverse effect on the business or financial condition of Employer or (iv) egregiously improper or illegal conduct of the Employee which, in the Employer's sole discretion, has a material adverse affect on Employer.


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            D) TERMINATION BY EMPLOYEE FOR REASONABLE CAUSE. Employee may
      terminate this Agreement for cause. In such event, Employer shall be obligated to pay Employee compensation in lump sum for the balance of the term of this Agreement within 30 days of termination or as Employee shall agree, plus damages suffered and expenses incurred by reason thereof. For this purpose "cause" shall mean (i) a material breach of this Agreement by Employer or (ii) failure of Employer to pay any amount owed Employee hereunder at the time and in the amount due or (iii) failure of Employer to follow applicable law or (iv) egregiously improper conduct with respect to dealing with Employee or in a manner which brings discredit to Employee.

      12. CONFIDENTIALITY. Employee agrees not to disclose any confidential, proprietary competitively sensitive information to persons who are not employees, directors, lenders, bonding agents, insurance companies or advisors of the Employer, except as required by law, without prior consent of the Employer; provided however, any disclosure involving this paragraph shall not result in a breach of this Agreement unless the disclosure has a materially adverse effect on the Employer.

      13. NOTICES. All notices, demands, and communications given under this Agreement ("Notice") shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested, in the United States mail, postage prepaid, addressed as follows:

            If to Employer:
                  Meadow Valley Contractors, Inc.
                  P.O. Box 60726
                  Phoenix, AZ 85082-0726

            If to Employee:
                  --------------------------
                  --------------------------
                  --------------------------

or at such other address as a party may from time to time designate by Notice hereunder. Notice shall be effective upon delivery in person, or if mailed, at midnight on the third business day after the date of mailing.

      14. ASSIGNMENT OF AGREEMENT. Neither party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent to such assignment or transfer by the other party hereto; and all the provisions of this Agreement shall be binding upon the respective employees, successors, heirs and assigns of the parties; provided, however, the benefits payable to Employee hereunder in the event of disability or death or incapacity are payable to Employee's spouse or personal representative.


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      15. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. This Agreement
and the representations, warranties, covenants and other agreements (however characterized or described) by both parties and contained herein or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement.

      16. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments in reasonable mutually acceptable form and substance and shall take any and all such other actions as may be reasonably necessary to carry the intent of the Agreement into full force and effect.

      17. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory of jurisdiction in which made.

      18. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

      19. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the state of Arizona. Except as otherwise expressly stated herein, time is of the essence in performing under this Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter of this Agreement as it relates to the parties' duties and obligations from and after July 22, 2002, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.


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      20. SPECIAL RIGHT OF EMPLOYEE UNDER CERTAIN CIRCUMSTANCES. During the term of this Agreement, if the Employer or the Parent is involved in a merger, consolidation or other business combination in which the Employer or the Parent is not the surviving and controlling entity and the Employee is required to relocate outside out of the State in which the Employee resides at the time of the merger, consolidation or other business combination in a manner not mutually acceptable to Employee and Employer, then Employee shall have the following rights:

      A) To terminate this Agreement with 30 days prior notice, in which event Employer shall pay Employee an amount equal to one year's salary at the Employee's current rate and

      B) All options granted shall, to the extent not specifically prohibited by the stock option plan then in effect, vest immediately and be exercisable within one year of the termination notice provided in A above.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                    Meadow Valley Contractors, Inc.


/s/ Samuel J. Grasmick             By    /s/ Bradley E. Larson
-----------------------------         ------------------------------
 Employee                                     President/CEO


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